                                                                    EXHIBIT 3.1

                                               Adopted on April 27, 2005

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                W. R. GRACE & CO.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    ARTICLE I
                               OFFICES AND RECORDS

         Section 1.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in Wilmington, Delaware, and the name and address of its registered agent is The Prentice-Hall Corporation System,
Inc., 1013 Centre Road, Wilmington, Delaware.

         Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of
Directors may designate or as the business of the Corporation may from time to time require.

         Section 1.3. Books and Records. The books and records of the
Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually (a) on the tenth day of May, or (b) if such day be a Saturday, Sunday or a holiday at the place where the meeting is to be held, on the last business day preceding or on the first business day after such tenth day of May, as may be fixed by the Board of Directors, or (c) on such other date as may be fixed by the Board of Directors.

         Section 2.2. Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman, by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the
Corporation would have if there were no vacancies (the "Whole Board").

         Section 2.3. Place of Meeting. The Chairman, the President or the Board
of Directors, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the
Chairman, the President or the Board of Directors. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

         Section 2.4. Notice of Meeting. Written or printed notice, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10)
days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section
6.4 of these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides)
any special meeting of the stockholders may be cancelled, by resolution of the
Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Section 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in any other manner permitted by law)
by the stockholder, or by his duly authorized attorney-in-fact.

         Section 2.7.  Notice of Stockholder Business and Nominations.

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         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the
Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the
60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2)
of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for election as director or specifying the size of the increased Board of
Directors at least 70 days prior to the first anniversary of the

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preceding year's annual meeting, a stockholder's notice required by this Section
2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the
Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the
Corporation's notice of meeting (a) by or at the direction of the Board of
Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the
Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. Except as otherwise provided by law, the
Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective proposal or nomination shall be disregarded.

         (2) For purposes of this Section 2.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated
Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section
13, 14 or 15(d) of the Exchange Act.

                                      -4-

         (3) Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the
Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

         Section 2.8. Procedure for Election of Directors; Required Vote.
Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

         Section 2.9. Inspectors of Elections; Opening and Closing the Polls.
The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at meetings of stockholders and make written reports thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

         The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

                  Section 3.1. General Powers. The business and affairs of the
         Corporation shall be managed under the direction of the Board of
         Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders. The
         Board of Directors may choose one of its members to be Chairman, and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Directors shall determine. The Chairman shall preside at all meetings of the Board of Directors and of stockholders. The Chairman shall not be an officer of the Corporation unless the Board of Directors shall elect him an officer pursuant to
         Section 4.1 of these By-laws.

         Section 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole
Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, designated Class I, Class II and Class III, with the initial term of office of the Class I directors to expire at the 1999 annual meeting of stockholders, the initial term of office of the Class II directors to expire at the 2000 annual meeting of stockholders and the initial term of office of the Class III directors to expire at the 2001 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1999 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         Section 3.3. Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than this Section 3.3 immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may fix the time and place for the holding of additional regular meetings without notice.

         Section 3.4. Special Meetings. Special meetings of the Board of
Directors shall be called at the request of the Chairman, the President or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of such meetings.

         Section 3.5. Notice. Notice of any special meeting or notice of a change in the time or place of any regular meeting of the Board of Directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service,

                                      -6-

telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the U.S. mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone, the notice shall be communicated to the director or his or her representative or answering machine. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these By-laws.

                  Section 3.6. Action by Consent of Board of Directors. Any
         action required or permitted to be taken at any meeting of the Board of
         Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 3.7. Conference Telephone Meetings. Members of the
         Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 3.8. Quorum. Subject to Section 3.9, a number of
         directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  Section 3.9. Vacancies. Subject to applicable law and the
         rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term

                                      -7-

         expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.
         No decrease in the number of authorized directors constituting the
         Whole Board shall shorten the term of any incumbent director.

                  Section 3.10. Committees. The Board of Directors may establish one or more committees. Each Committee shall consist of two or more directors of the Corporation designated by the Board of Directors. The
         Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.
         In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
         Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when requested.

                  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-laws. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of
         Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                  The term of office of a committee member shall be as provided in the resolution of the Board designating him or her but shall not exceed his or her term as a director. If prior to the end of his term, a committee member should cease to be a director, he or she shall cease to be a committee member. Any member of a committee may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect as provided in Section 6.6 of these By-laws in the case of resignations by directors. Any member of a committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board. Any vacancy in a committee shall be filled by the Board of Directors in the manner prescribed by these By-laws for the original designation of the members of such committee.

                  Section 3.11. Committee on Officers' Compensation. Pursuant to
         Section 3.10 of these By-laws, the Board of Directors shall designate a committee to evaluate the performance of, and to recommend the appropriate level of compensation for, officers of

                                      -8-

         the Corporation. Such committee shall have access to an advisor not otherwise serving the Corporation. Each member of such committee shall be an "independent director," as that term is defined in the following sentence. For purposes of this Section 3.11, an "independent director"
         shall mean a person who (a) has not been employed by the Corporation within the past five years; (b) is not, and is not affiliated with, a firm that is an advisor or consultant to the Corporation; (c) is not affiliated with any customer or supplier of the Corporation whose purchases from and/or sales to the Corporation exceed 3% of the sales and revenues of such customer or supplier for its most recently completed fiscal year; (d) has no personal services contract with the
         Corporation; (e) is not affiliated with a tax-exempt entity, not otherwise affiliated with the Corporation, that receives contributions from the Corporation that exceed 3% of such entity's gross contributions for its most recently completed fiscal year; and (f) is not a member of the "immediate family" (as defined in Item 404(a) of
         Securities and Exchange Commission Regulation S-K) of any person described in clauses (a) through (e).

                  Section 3.12. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred
         Stock, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, but only for cause.

                  Section 3.13. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.1. Elected Officers. The elected officers of the
         Corporation shall be a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chairman and a Chief
         Financial Officer) as the Board of Directors may deem proper from time to time. If the Board of Directors elects a Chairman as an officer, the
         Chairman shall be chosen from among the directors. Each officer elected by the Board of Directors shall have such powers and duties as generally pertain to his or her respective office, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as may be conferred from time to time by the
         Board of Directors. The Board of Directors may from time to time elect, or the Chairman (if an elected officer) or President may appoint, such assistant officers (including one or more Assistant Vice Presidents,
         Assistant Secretaries, Assistant Treasurers and Assistant Controllers)
         as may be necessary or desirable for the conduct of the business of the
         Corporation. Such assistant officers shall have such duties and shall hold their offices for such terms as shall be

                                      -9-

         provided in these By-laws or as may be prescribed by the Board of
         Directors or by the Chairman (if an elected officer) or President, as the case may be.

                  Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders or at any other time as the Board of
         Directors may deem proper. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer elected by the
         Board of Directors, by the Chairman (if an elected officer) or
         President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                  Section 4.3. Chairman. The Chairman shall preside at all
         meetings of the stockholders and of the Board of Directors and may be designated as the Chief Executive Officer of the Company. If elected as
         Chief Executive Officer, the Chairman shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of
         Directors. In such capacity, he shall make reports to the Board of
         Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman may also serve as President, if so elected by the Board of Directors.

                  Section 4.4. President. The President may be designated as the
         Chief Executive Officer of the Corporation. If elected as Chief
         Executive Officer, the President shall be responsible for the general affairs of the Corporation and shall perform all duties incidental to a chief executive officer and all such other duties as may be required by law or as are properly required of him by the Board of Directors. In such capacity, he shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the
         Board of Directors and of any committee thereof are carried into effect. If the President is not elected as Chief Executive Officer, the
         President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the
         Corporation's business and the general supervision of its policies and affairs. In the absence of or the inability to act of the Chairman, the
         President shall perform all duties of the Chairman and preside at all meetings of stockholders and of the Board of Directors.

                  Section 4.5. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

                  Section 4.6. Chief Financial Officer. The Chief Financial
         Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman and the President in the general supervision of the Corporation's financial policies and affairs.

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                  Section 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of
         Directors, the Chairman or the President.

                  Section 4.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of
         Directors and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
         in general, he shall perform all the duties incident to the office of
         Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman or the President.

                  Section 4.9. Controller. The Controller shall have general control, charge and supervision of the accounts of the Corporation. He shall see that proper accounts are maintained and that all accounts are properly credited from time to time. He shall prepare or cause to be prepared the financial statements of the Corporation.

                  Section 4.10. Removal. Any officer elected by the Board of
         Directors may be removed by the affirmative vote of a majority of the
         Whole Board whenever, in their judgment, the best interests of the
         Corporation would be served thereby. Any assistant officer appointed by the Chairman or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

                  Section 4.11. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                      -11-

                                    ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

                  Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the
         Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

                  The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the
         Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 5.2. Lost, Stolen or Destroyed Certificates. No
         certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  Section 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                  Section 6.3. Seal. The corporate seal shall have enscribed thereon the words "Corporate Seal," the year of incorporation and around the margin thereof the words "W. R. Grace & Co."

                                      -12-

                  Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware (the
         "GCL") or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of any stockholder at a meeting in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such stockholder. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of
         Directors or committee thereof need be specified in any waiver of notice of such meeting.

                  Section 6.5. Audits. The accounts, books and records of the
         Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of
         Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

                  Section 6.6. Resignations. Any director or any officer or
         assistant officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman, the
         President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                  Section 6.7. Indemnification and Insurance.

                  (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the
         Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the
         Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the

                                      -13-

         benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Section 6.7, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the
         Board of Directors. The right to indemnification conferred in this
         Section 6.7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the
         Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this
         Section 6.7 or otherwise.

                  (B) To obtain indemnification under this Section 6.7, a
         claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent
         Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii)
         if a quorum of the Board of Directors consisting of Disinterested
         Directors is not obtainable or, even if obtainable, such quorum of
         Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by
         Independent Counsel at the request of the claimant, the Independent
         Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a
         "Change of Control" (as defined below) in which case the Independent
         Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  (C) If a claim under paragraph (A) of this Section 6.7 is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this Section

                                      -14-

         6.7 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation)
         that the claimant has not met the standard of conduct which makes it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the
         GCL, nor an actual determination by the Corporation (including its
         Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (D) If a determination shall have been made pursuant to
         paragraph (B) of this Section 6.7 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this
         Section 6.7.

                  (E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Section
         6.7 that the procedures and presumptions of this Section 6.7 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section
         6.7.

                  (F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 6.7 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
         Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided

                                      -15-

         in paragraph (H) of this Section 6.7, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                  (H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (I) If any provision or provisions of this Section 6.7 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 6.7 (including, without limitation, each portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.7 (including, without limitation, each such portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  (J) For purposes of this Section 6.7:

                           (1) "Disinterested Director" means a director of the
                  Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                           (2) "Independent Counsel" means a law firm, a member
                  of a law firm, or an independent practitioner, that is
                  experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Section
                  6.7.

                           (3) "Change of Control" has the meaning given such
                  term in the Corporation's 1998 Stock Incentive Plan, as the same may be amended or superseded from time to time.

                  (K) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.7 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the
         Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                      -16-

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

                  Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the
         Corporation as the Board of Directors may from time to time direct.
         Such authority may be general or confined to specific instances as the
         Board of Directors may determine. The Chairman (if an elected officer), the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the
         Board of Directors or the Chairman (if an elected officer), the
         President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman (if an elected officer), the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                      -17-

                                  ARTICLE VIII
                                   AMENDMENTS

                  Section 8.1. Amendments. These By-laws may be altered,
         amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of
         Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws.

                                      -18-